Exhibit 99.1

BIDZ.COM, INC. ANNOUNCES STRONG PRELIMINARY SECOND
QUARTER 2007 RESULTS AND RAISES GUIDANCE

•                  Preliminary 2Q 2007 revenue expected to be approximately $39 million

•                  Preliminary 2Q 2007 pre-tax earnings expected to be approximately $3.6 million

•                  Raising 2007 pre-tax earnings guidance to $14-$15 from $13-$14 million

•                  Presenting at the ThinkEquity Partners’ ThinkBIG Conference to be held on August 2

•                  Q2 Earnings Conference Call on August 13

CULVER CITY, California—July 31, 2007—Bidz.com, Inc. (NASDAQ: BIDZ), a leading online auctioneer of jewelry, today announced unaudited preliminary revenue and pre-tax earnings results for the second quarter ended June 30, 2007.

Based on preliminary estimates, the Company now expects revenues for the second quarter of 2007 to be approximately $39 million, at the midpoint of the Company’s previous guidance range of $38-$40 million, and anticipates income before income tax of approximately $3.6 million, above the Company’s previous guidance range of $2.8-$3.3 million.

“We are pleased with our better-than-expected profitability for the second quarter,” said David Zinberg, Chief Executive Officer of Bidz.com. “The second quarter was an exciting one, as in addition to our strong business momentum, our stock began trading on the NASDAQ Capital Market. We continue to be optimistic about our future prospects as we seek to further grow revenue and profitability and enhance shareholder value.”

2007 Outlook

For the full year of 2007, the Company confirms its revenue guidance of $170-$180 million, and anticipates gross margin of approximately 25-26%, above the Company’s previous gross margin guidance of 24%-25%. The Company anticipates income before income tax for 2007 of $14-$15 million, above its previous guidance of $13-$14 million. The higher earnings guidance is primarily due to the increase in gross profit margins.

ThinkEquity Conference

The Company’s Chief Executive Officer, David Zinberg, and Chief Financial Officer, Lawrence Kong, will be presenting at the ThinkEquity Partners’ ThinkBIG Conference to be held on August 2nd, 2007, at The Mandarin Oriental in New York City. Bidz.com’s investor presentation is scheduled for Thursday, August 2nd, 2007 at 9:45 a.m. ET.

The audio portion of the presentation will be webcast live, and a replay will be available on the Investor Relations page of the Company’s website at www.bidz.com, where it will also be archived.

Second Quarter Conference Call

The Company also announced that it will report its financial results for the second quarter after the market close on Monday, August 13, 2007. David Zinberg, Chief Executive Officer, and Lawrence Kong, Chief Financial Officer, will host a conference call to discuss the results on the same day at 4:30 p.m. ET.

The call will also be broadcast live over the Internet and can be accessed on the Investor Relations’ section of Bidz’s website at www.bidz.com. To listen to the live call, please visit the Investor section of Bidz’s website at least fifteen minutes prior to the start of the call to register, download, and install any necessary audio software. For those unable to participate during the live broadcast, the webcast will be archived.

About Bidz.com Inc.

Bidz.com, founded in 1998, is an online auctioneer of jewelry. Bidz offers its products through a live auction format requiring only a $1 minimum opening bid. To learn more about Bidz.com visit its website at www.bidz.com.

Safe Harbor Statement

This press release includes forward looking statements about the Company’s estimated revenue and earnings within the meaning of the Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this release, including statements regarding the Company’s future financial position, business strategy and plans and objectives of management for future operations, are forward looking statements.  The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions, as they relate to the Company, are intended to identify forward looking statements.  We have based these forward-looking statements largely on current expectations and projections about future events and financial trends that we believe may affect the Company’s financial condition, results of operations, business strategy and financial needs.  Risks and uncertainties include the ability of the Company to attract customers to its website and offer attractive products; to maintain its website, electronic data processing systems, and systems hardware; to forecast accurately net revenue and plan for expenses; to protect our intellectual property rights; and potential litigation and government enforcement actions that may result from our prior securities offerings.  Please refer to Bidz.com’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made. Bidz.com undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

CONTACTS:

Allyson Pooley / Patricia Dolmatsky
ICR
(310) 954-1100
apooley@icrinc.com / pdolmatsky@icrinc.com

Lawrence Kong, CFO
Bidz.com, Inc.
(310) 280-7373